UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015

MOLINA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Oceangate, Suite 100, Long Beach, California 90802

(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 3, 2015, Molina Healthcare, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC, BofA Merrill Lynch and Wells Fargo Securities, LLC, as representatives (“Representatives”) of the underwriters named on Schedule A thereto (the “Underwriters”). The Underwriting Agreement relates to the public offering by the Company of 5,000,000 shares of the Company’s common stock, par value $0.001 per share, at a price to the public of $67.75 per share (the “Offering”). The Company has also granted the Underwriters a 30-day option to purchase up to 750,000 additional shares of common stock at the public offering price, less the underwriting discount.

The Company expects that the net proceeds of the Offering, after deducting the underwriting discount and estimated expenses, will be approximately $324.4 million (approximately $373.1 million if the Underwriters’ option to purchase additional shares is exercised in full). The Company intends to use the net proceeds of the Offering for general corporate purposes, which may include the repayment of indebtedness, funding for acquisitions such as the Company’s recently announced expansion in the State of Michigan, capital expenditures, additions to working capital and to meet statutory capital requirements in new or existing states.

The Underwriting Agreement contains representations, warranties and covenants by the Company. It also provides for indemnification by the Company and the Underwriters against certain liabilities and contribution provisions in respect of those liabilities. In addition, the Company’s executive officers and directors and certain significant stockholders have agreed, subject to certain limited exceptions, not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock for 60 days after the date of the Underwriting Agreement without the prior written consent of the Representatives.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

The Offering is being made pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-204558) filed with the Securities and Exchange Commission on May 29, 2015, and the related prospectus supplement and accompanying prospectus. The Offering is expected to close on June 9, 2015, subject to customary closing conditions.

The opinion of the Company’s counsel as to the legality of the common stock to be sold in the Offering is filed as Exhibit 5.1 to this Form 8-K.

Item 7.01.	Regulation FD Disclosure.

In a press release dated June 4, 2015, the Company announced that it priced its previously announced underwritten public offering of 5,000,000 shares of its common stock. A copy of the press release is attached hereto as Exhibit 99.1, the text of which is incorporated herein by reference.

The information in this Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated June 3, 2015

5.1	Opinion of Boutin Jones Inc.

23.1	Consent of Boutin Jones Inc. (included in Exhibit 5.1)

99.1	Press release of Molina Healthcare, Inc. issued June 4, 2015, regarding the pricing of its offering of common stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: June 4, 2015	By:	/s/ Jeff D. Barlow
Jeff D. Barlow
Chief Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated June 3, 2015

5.1	Opinion of Boutin Jones Inc.

23.1	Consent of Boutin Jones Inc. (included in Exhibit 5.1)

99.1	Press release of Molina Healthcare, Inc. issued June 4, 2015, regarding the pricing of its offering of common stock

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